Exhibit 99.1

NEWS RELEASE

CONTACTS:

Wayne Whitener

Chief Executive Officer

TGC Industries (972) 881-1099

Jack Lascar, Partner
FOR IMMEDIATE RELEASE	Karen Roan, SVP
DRG&E (713) 529-6600

TGC INDUSTRIES ANNOUNCES THE PURCHASE
OF A SECOND ARAM ARIES RECORDING SYSTEM

PLANO, Texas – MAY 25, 2005 – TGC Industries, Inc. (AMEX: TGE) announced today that the Company has committed to purchase a new ARAM ARIES seismic recording system.  This is the second ARAM ARIES recording system that TGC Industries has purchased within the past 12 months. The company plans to take delivery of this new 4,000 channel state-of-the-art system in the next 30 days.  This type of system, which is Microsoft® windows driven, provides high speed data recovery and monitoring capabilities and automated geophysical data characterization.

Wayne Whitener, President and CEO of TGC Industries, commented, “We are faced with an increasing demand for Land 3-D seismic surveys, and the purchase of this new ARAM ARIES system will enable us to meet the growing needs of our clients.  With this equipment purchase, we will be in a position to equip two of our land-based acquisition crews with the ARAM ARIES systems.”

TGC, based in Plano, Texas, is a geophysical service company which primarily provides 3-D seismic services to oil and gas companies. It also maintains a geophysical gravity data bank.

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies and plans for growth are forward looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company’s Securities and Exchange Commission filings, and include, but are not limited to, the dependence upon energy industry spending for seismic services, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, the potential for fluctuations in oil and gas prices, and the availability of capital resources. The forward-looking statements contained herein reflect the current views of the Company’s management, and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

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